EXHIBIT 1

                   AGREEMENT MADE PURSUANT TO RULE
                             13d-1(k)(1)


                        JOINT FILING AGREEMENT

          Each of the parties hereto agrees that pursuant to Rule 13d-1(k)(1) of Regulation 13D-G promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, the Schedule 13D of which this Agreement is made an exhibit is filed on behalf of it.


Date: April 8, 1999


                             INVESTMENT ANNUITY OF ROBERT SACHS

                                        s/Robert Sachs

                                   Robert Sachs/Beneficiary


                                        NEW NIBCO, INC.

                                        s/Robert Sachs

                                   Robert Sachs/President


                                        NIBCO NEVADA, INC.

                                        s/Robert Sachs

                                   Robert Sachs/President


                                             RHS CORP.

                                        s/Robert Sachs

                                   Robert Sachs/President


                                        s/Robert Sachs

                                         Robert Sachs